Exhibit 32.2

CERTIFICATIONS

In connection with the Quarterly Report of ADMA Biologics, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Terence Kohler, Jr., Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2026	By:	/s/ Paul Terence Kohler, Jr.
	Name:	Paul Terence Kohler, Jr.
	Title:	Chief Financial Officer
(Principal Financial Officer)